Exhibit 10.1
TRANSITION SERVICES AGREEMENT
This Transition Services Agreement (this “Agreement”) is made as of April 29, 2011 (the “Effective Date”) between Westwood One, Inc., a Delaware corporation (“WON”) and Clear Channel Acquisition LLC (“Clear Channel”).
Recitals
A. Clear Channel and WON are parties to a Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith with respect to Metro Networks, Inc. (“Metro”) and certain other subsidiaries of WON and the Business described therein.
B. The parties desire to provide for certain shared services and facilities as set forth herein. In each case, the party providing such services or facilities is sometimes referred to herein as the “Provider Party” and the party using the same is sometimes referred to herein as the “User Party.”
C. This Agreement is the Transition Services Agreement made pursuant to the Purchase Agreement. Capitalized terms used herein and not otherwise defined have their respective meanings set forth in the Purchase Agreement.
Agreement
NOW, THEREFORE, taking the foregoing recitals into account, and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
Article 1: Transition
Section 1.1 Transition. The term of the transition arrangements under this Article 1 (the “TSA Term”) shall commence on the date hereof and, unless earlier terminated in accordance with the terms hereof, shall continue until the date one hundred twenty (120) days hereafter, provided, however, that either party may extend the TSA Term for an additional sixty (60) days upon at least thirty (30) days written notice prior to the end of the TSA Term to the other as reasonably necessary in good faith to complete the transition; provided, further, that the TSA Term shall not exceed one hundred eighty (180) days, except as set forth on Section 1.2 of the Delivery Letter (defined below). The User Party may earlier terminate all or any part of the services or facilities set forth in this Article 1 at any time upon written notice to the Provider Party.
Section 1.2 Facilities. During the TSA Term, subject to Article 5 and the other terms of this Agreement, the Provider Party shall provide the User Party the shared holdover facility use described on Section 1.2 of the Delivery Letter. The User Party shall reimburse the Provider Party for an allocable share of Provider Party’s actual out-of-pocket costs for such facility (including rent and telecommunications costs, but excluding costs of, and services provided by, Provider Party’s own personnel) on the basis of the number of personnel of each party occupying such shared holdover facility as of the Effective Date. Such allocation shall remain fixed for the duration of the period of use during the TSA Term.

Section 1.3 IT. During the TSA Term, subject to Article 5 and the other terms of this Agreement, the Provider Party shall provide the User Party with the transitional support services described on Section 1.3 of the Delivery Letter for no fee or cost reimbursement except for reimbursement of costs with respect to personnel performing services set forth on Section 1.3 of the Delivery Letter and except as otherwise provided by Section 1.3 of the Delivery Letter. Each party acknowledges that, as a result of the transactions contemplated hereby (including with regard to servers and other computer hardware and e-mail inboxes that will be retained or transferred), it may come into possession of confidential information of the other party and/or its Affiliates. Accordingly, and in furtherance and not in limitation of Sections 4.2 and 5.3 of the Purchase Agreement, each party will (a) maintain and (until the earlier of the date instructed by the other party or the end of the TSA Term) not destroy any confidential information of the other party or any Affiliate thereof that is within its possession, in order to allow for that confidential information to be delivered to such other party, (b) instruct its Affiliates and employees to notify the other party upon finding any confidential information belonging to such other party or its Affiliates, (c) restrict access to such confidential information by any of its Affiliates or other employees and (d) not use any confidential information in a competitive manner against such other party.
Section 1.4 Personnel.
(a) During the TSA Term, Clear Channel shall make the employees listed on Section 1.4(a) of the Delivery Letter (or if any such employee is no longer employed in such position, such employee’s direct replacement, if any) available to WON on a shared basis to perform transition services in the respective categories described on Section 1.4(a) of the Delivery Letter, for no additional consideration (except as set forth in Section 1.4(c)).
(b) During the TSA Term, WON shall make the employees listed on Section 1.4(b) of the Delivery Letter (or if any such employee is no longer employed in such position, such employee’s direct replacement, if any) available to Clear Channel on a shared basis to perform transition services in the respective categories described on Section 1.4(b of the Delivery Letter), for no additional consideration (except as set forth in Section 1.4(c)).
(c) Clear Channel and WON agree as set forth on Section 1.4(c) of the Delivery Letter.
Section 1.5 TrafficLand. Notwithstanding anything to the contrary set forth in this Agreement or the Purchase Agreement, Clear Channel shall have no obligation to reimburse WON with regard to the prepayments previously made with regard to that certain License and Services Agreement dated December 22, 2008, as amended, between TrafficLand, Inc. and Metro Networks Communications, Inc. (the “TrafficLand Agreement”).

Article 2: [Intentionally omitted]
Article 3: [Intentionally omitted]
Article 4: Network Promotional Inventory
Section 4.1 Fee. For the Sponsorships (as defined in the Delivery Letter) made available hereunder, WON shall pay Clear Channel the Network Inventory Fee set forth on Section 4.2 of the Delivery Letter (the “Network Inventory Fee”), paid as set forth on Section 4.2 of the Delivery Letter.
Section 4.2 Sponsorships. During the period commencing on the date hereof and ending on December 31, 2015 (the “Sponsorship Term”), Clear Channel shall make available to WON Sponsorships on the TTN Network for promotional announcements for the network programs as set forth on Section 4.2 of the Delivery Letter.
Article 5: Facilities
Section 5.1 Facility Use. When using the Provider Party’s premises, the User Party shall not act contrary to the terms of any lease for such premises or interfere with the business and operation of the Provider Party’s use of such premises. The User Party may use such space only for the operation of its business, in the ordinary course of business and for no other purpose. The User Party shall comply with all laws applicable to its operations from the facilities. The User Party shall maintain sufficient insurance with respect to its operations during the term of this Agreement. The Provider Party may modify or move its facilities and provide equivalent alternative space and facilities to the User Party under this Agreement upon not less than sixty (60) days notice prior to any such modification or move. At the end of the period of use provided by this Agreement (or upon any earlier termination of this Agreement or cessation of use of each facility by the User Party), the User Party shall vacate the provided space, move all of its assets and personnel from such site, surrender the space in the condition existing on the date hereof (normal wear and tear excepted) and return all office keys and other means of entry to the Provider Party. The shared use pursuant to this Agreement is subordinate to the Provider Party’s lease for the facilities.
Section 5.2 Consents. Notwithstanding anything in this Agreement to the contrary, if any landlord or other third party consent is required under an applicable lease to permit shared use or subleasing of a facility pursuant hereto, then such use or subleasing is subject to receipt of such consent. If any such consent cannot be obtained, the parties shall use their respective commercially reasonable efforts to arrange for reasonable alternatives. WON and Clear Channel shall use commercially reasonable efforts to obtain the landlord consents contemplated by this Agreement, but neither party shall be obligated to pay any fee to any landlord to obtain any such consent.
Section 5.3 Ownership of Assets. Nothing in this Agreement shall be construed as an assignment or grant of any right, title or interest in any facility or other equipment. WON shall not, by any act or omission, permit to exist any lien, claim or encumbrance on any of Clear Channel’s facilities, and Clear Channel shall not, by any act or omission, permit to exist any lien, claim or encumbrance on any of WON’s facilities.

Article 6: Termination
Section 6.1 Termination for Default. If a party fails to perform its obligations under or comply with the terms of this Agreement in any material respect, and such breach or default continues for a period of (a) five (5) Business Days after the non-defaulting party has provided the defaulting party with written notice of a failure to pay amounts (except those timely disputed in good faith pursuant to Article 9) when due or (b) thirty (30) calendar days after the non-defaulting party has provided the defaulting party with written notice of a non-monetary default (provided, however, that if such default is not susceptible of cure within such thirty (30) calendar day period, the defaulting party shall be afforded a reasonable period of time to cure such default if it has commenced good faith efforts within such thirty (30) calendar day period to implement such a cure), then the non-defaulting party may terminate this Agreement by giving written notice to the defaulting party. No termination shall relieve a party of liability for failure to comply with this Agreement prior to termination. EXCEPT AS SET FORTH IN THIS SECTION 6.1, THE PROVIDER PARTY SHALL HAVE NO OTHER RIGHT TO TERMINATE THE PROVISION OF ANY SERVICES HEREUNDER UNLESS TERMINATED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.
Section 6.2 Partial Termination. If a portion of the use or services provided by this Agreement is terminated pursuant to the terms of this Agreement, then (i) all accrued and unpaid fees for any such service or facility under this Agreement shall be due and payable upon termination of this Agreement with respect to such use or service, and (ii) such partial termination shall not affect the other terms and conditions of this Agreement with respect to any other service or facility then being provided pursuant to this Agreement, except in the case of a termination for default pursuant to Section 6.1.
Section 6.3 Survival. Article 7 and Sections 8.1, 8.2 and 10.13 shall survive any termination of this Agreement. All payment obligations under this Agreement that arise prior to termination of this Agreement in accordance with its terms shall survive any such termination of this Agreement.
Article 7: Warranty, Liability and Indemnity
Section 7.1 Indemnification. Clear Channel and WON each represent and warrant to the other that it has duly authorized this Agreement and the execution, delivery and performance by it of this Agreement does not conflict with any agreement to which it is a party or by which it is bound. Subject to Sections 7.3, 7.4 and 7.5, each of Clear Channel and WON shall indemnify, defend and hold harmless the other and the other’s respective officers, directors, employees and Affiliates from and against any and all Damages arising from a breach of the foregoing representation and warranty and any failure to comply with the terms of this Agreement.

Section 7.2 Indemnification Claim Procedures. If any Action or claim or assertion of liability by a third party is commenced or threatened that may give rise to a claim for indemnification (an “Indemnification Claim”) by any Person entitled to indemnification under this Agreement (each, an “Indemnified Party”), then such Indemnified Party will promptly give notice to the other party hereto (the “Indemnitor”). Failure to notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to the Indemnified Party, except to the extent the defense of such Action is prejudiced by the Indemnified Party’s failure to give such notice. An Indemnitor may elect at any time to assume and thereafter conduct the defense of any Action subject to any such Indemnification Claim with counsel of the Indemnitor’s choice and to settle or compromise any such Action, and each Indemnified Party shall cooperate in all respects with the conduct of such defense by the Indemnitor and/or the settlement of such Action by the Indemnitor; provided, however, that the Indemnitor will not approve of the entry of any judgment or enter into any settlement or compromise with respect to the Indemnification Claim without the Indemnified Party’s prior written approval (which must not be unreasonably withheld or delayed), unless the terms of such settlement provide for a complete release of the claims that are the subject of such Action in favor of the Indemnified Party. If the Indemnified Party gives an Indemnitor notice of an Indemnification Claim and the Indemnitor does not, within thirty (30) days after such notice is given, give notice to the Indemnified Party of its election to assume the defense of the Action or Actions subject to such Indemnification Claim and thereafter promptly assumes such defense, then the Indemnified Party may conduct the defense of such Action; provided, however, that the Indemnified Party will not agree to the entry of any judgment or enter into any settlement or compromise with respect to the Action or Actions subject to any such Indemnification Claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld).
Section 7.3 CONSEQUENTIAL AND OTHER DAMAGES. NEITHER PARTY SHALL BE LIABLE, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER WHICH IN ANY WAY ARISE OUT OF, RELATE TO, OR ARE A CONSEQUENCE OF, ITS PERFORMANCE OR NONPERFORMANCE HEREUNDER, OR THE PROVISION OF OR FAILURE TO PROVIDE ANY SERVICE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, BUSINESS INTERRUPTIONS AND CLAIMS OF CUSTOMERS.
Section 7.4 EXCEPTIONS. THE EXCLUSIONS AND LIMITATIONS SET FORTH IN SECTION 7.3 SHALL NOT APPLY WITH RESPECT TO (I) ANY BREACH BY EITHER PARTY OF SECTION 8.2 (CONFIDENTIALITY), (II) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (III) THE INTENTIONAL ABANDONMENT OF THE PROVISION OF SERVICES BY PROVIDER PARTY; OR (IV) ANY AMOUNTS PAYABLE PURSUANT TO A PARTY’S INDEMNITY OBLIGATIONS FOR A BREACH OF A REPRESENTATION OR WARRANTY SET FORTH IN SECTION 7.1 (INDEMNIFICATION) ABOVE.
Section 7.5 No Representations or Warranties. No party makes any representation or warranty, express or implied, with respect to the services or facilities provided pursuant to this Agreement, all of which are expressly disclaimed, and the Provider Party shall have no liability with respect thereto, all of which is expressly waived by the User Party.

Article 8: Proprietary Information and Rights
Section 8.1 Proprietary Information. Each party acknowledges that the other possesses, and will continue to possess, information that has been created, discovered or developed by them or in which property rights have been assigned or otherwise conveyed to them, which information has commercial value and is not in the public domain. The proprietary information of each party will be and remain the sole property of such party and its assigns. Each party shall use the same degree of care which it normally uses to protect its own proprietary information to prevent the disclosure to third parties of proprietary information. Neither party shall make any use of the proprietary information of the other except as contemplated or required by this Agreement. Notwithstanding the foregoing, this Section shall not apply to any information which a party can demonstrate was (i) at the time of disclosure to it, in the public domain through no fault of such party, (ii) received after disclosure to it from a third party who had a lawful right to disclose such information to it or (iii) independently developed by the receiving party. This Section shall survive any termination of this Agreement.
Section 8.2 Confidentiality. Subject to the requirements of applicable law, all non-public information regarding the parties and their business and properties that is disclosed in connection with the performance of this Agreement (including without limitation any financial information) shall be confidential and shall not be disclosed to any other Person. Each of the parties shall treat the terms of this Agreement as if they were the confidential information of the other party and shall not disclose the terms of this Agreement without the other party’s prior written consent, except as required by applicable law, by the rules of any national stock exchange with respect to a party’s publicly-traded securities or as otherwise permitted under this Agreement. This Section shall survive any termination of this Agreement.
Section 8.3 IP. Nothing in this Agreement shall be construed as an assignment or grant of any right, title or interest in any trademark, copyright, design or trade name, patent right or other intellectual property right.
Article 9: Dispute Resolution
Section 9.1 Dispute Resolution Procedures. If any dispute arises between the parties with respect to the terms and conditions of this Agreement or any subject matter governed by this Agreement (excluding disputes regarding a party’s compliance with the provisions of Section 8.2 (Confidentiality), or in the case of suit to compel compliance with this dispute resolution process or with the provisions of this Article) (a “Dispute”) the parties agree to use and follow this dispute resolution procedure before initiating any judicial action; provided, however, that a party may institute an action seeking a temporary restraining order without first following the procedures set forth in Article 9.
Section 9.2 Claims Procedures. If a party shall have a Dispute, that party shall provide written notification to the other party in accordance with Section 10.4 of this Agreement, in the form of a claim identifying the issue or amount disputed and including a reasonably detailed description for the claim. The party against whom the claim is made shall respond in writing to the claim within fifteen (15) calendar days from the date of receipt of the claim notice. The party filing the claim shall have an additional fifteen (15) calendar days after the receipt of the response to either accept any resolution offered by the other party or request implementation of the procedures set forth in Section 9.3 (the “Escalation Procedures”). Failure to meet the time limitations set forth in this Section shall permit the other party to commence immediately the implementation of the Escalation Procedures.

Section 9.3 Escalation Procedures. At the written request of a party involved in the Dispute and in compliance with Section 9.2, each party shall appoint a responsible representative to meet and negotiate in good faith to resolve any unresolved disputes or claims arising under or relating to this Agreement. The parties intend that these negotiations be conducted by experienced business representatives empowered to decide the issues. The business representatives will meet in person or by telephone conference and attempt to resolve the Dispute within fifteen (15) Business Days of receiving the written request. If the Dispute is resolved within that time period, the parties may elect to memorialize such resolution in a written settlement and release agreement or other written agreement, executed within five (5) Business Days thereafter. If the Dispute is not resolved within that time period, then the parties may resort to judicial action or other appropriate remedies. The parties may vary the duration and form of these Escalation Procedures by mutual written agreement.
Article 10: Miscellaneous
Section 10.1 Force Majeure. Neither party shall be liable for any interruption, delay or failure to perform any non-monetary obligation under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control, including, but not limited to, any strikes, lockouts or other labor difficulties outside the control of such party; acts of any government; acts of terrorism; riot, insurrection or other hostilities; embargo, fuel or energy shortage; fire, flood, acts of God, wrecks or transportation delays; provided, however, that failure of a party’s subcontractors or vendors to provide services hereunder shall not be a force majeure event unless such subcontractor or vendor is itself prevented from performing due to the existence of a force majeure event. In any such event, such party’s affected obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. The affected party will promptly notify the other party, either orally or in writing, upon learning of the occurrence of such event of force majeure. In the event the force majeure event affects the provision of services by the Provider Party hereunder, the Provider Party shall use reasonable best efforts to remove such force majeure event as soon as and to the extent reasonably possible and, in any event, will treat the User Party the same as any other internal or external service recipient of the affected services, if any. Upon the cessation of the force majeure event, the affected party will use commercially reasonable efforts to resume its performance with the least possible delay. Notwithstanding the foregoing, and notwithstanding anything to the contrary in this Agreement, the User Party shall not be required to pay for the affected services during the pendency of an event of force majeure.
Section 10.2 No Partnership or Joint Venture. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. No party to this Agreement shall be authorized to act as agent of or otherwise represent the other party to this Agreement.
Section 10.3 Amendment and Waiver. This Agreement may be amended or modified only by a written instrument duly executed by or on behalf of each party hereto. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. The waiver by any party of a breach of any provision of this Agreement does not operate as a waiver of any other breach. A party’s failure or delay to exercise any right hereunder does not operate as a waiver.

Section 10.4 Notices. All notices pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) five days after posting in the United States mail having been sent registered or certified mail return receipt requested, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by facsimile (with confirmed delivery), addressed as follows:
If to Clear Channel, to:
Clear Channel Broadcasting, Inc.
200 E. Basse Road
San Antonio, TX 78209
Attention: Dirk Eller
Facsimile: (210) 822-2299
with a copy (which shall not constitute notice) to each of:
Clear Channel Broadcasting, Inc.
Legal Department
200 E. Basse Road
San Antonio, TX 78209
Attention: Hamlet Newsom
Facsimile: (210) 832-3433
and to:
Wiley Rein LLP
1776 K Street, NW
Washington, DC 20006
Attention: Doc Bodensteiner
Facsimile: (202) 719-7049
If to WON, to:
Westwood One, Inc.
1166 Avenue of the Americas, 10th Floor
New York, NY 10036
Attention: David Hillman
Facsimile: (212) 641-2198

with a copy (which shall not constitute notice) to each of:
Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, D.C. 20004-2502
Attention: Paul F. Sheridan, Jr.
Joseph Simei
Facsimile: (202) 637-2201
and
c/o The Gores Group, LLC
10877 Wilshire Boulevard, 18th Floor
Los Angeles, CA 90024
Attention: Fund General Counsel
Facsimile: (310) 443-2149
or to such other address or addresses as the parties may from time to time designate in writing.
Section 10.5 Assignment. Neither party may assign this Agreement (in whole or in part) without the prior written consent of the other party; provided, however, that either party may assign its rights hereunder (a) in whole or in part, to an Affiliate of such party, (b) in whole, to a party acquiring all or substantially all of the Excluded Business who assumes WON’s post-Closing obligations under the Purchase Agreement or the Business, as applicable, who assumes this Agreement in writing, or (c) in connection with a pledge of collateral to such party’s debtholders, in each case upon written notice to, but without consent of, the other party. No assignment shall relieve a party of any obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
Section 10.6 No Third-Party Beneficiary. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.
Section 10.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
Section 10.8 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 10.9 Construction.
(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.
(c) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.
(d) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
Section 10.10 Entire Agreement. This Agreement and the Delivery Letter constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby.
Section 10.11 Jurisdiction. Any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby may be brought in the courts of Wilmington, Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The prevailing party in any suit brought to enforce the performance or compliance of any provision of this Agreement, may recover reasonable attorneys’ fees and costs from the non-prevailing party.
Section 10.12 Clear Channel. Notwithstanding anything to the contrary set forth in this Agreement, whether expressly stated or not, the rights or obligations of Clear Channel under this Agreement may be exercised or performed in whole or in part by Metro (or any Subsidiary of Metro) or any other Affiliate of Clear Channel.
Section 10.13 Expense Reimbursements.
(a) Sections 1.2, 1.3 and 1.4(c) of this Agreement provide for expense reimbursement.
(b) All reimbursements hereunder shall be due as follows:
(i) in arrears, on the last day of each month, an amount equal to the reasonably estimated costs for such month, and
(ii) quarterly in arrears, an adjustment based upon actual cost for the quarter, due as set forth below.

(c) The Provider Party shall issue monthly estimate and quarterly adjustment statements. The appropriate party shall pay the applicable adjustment within twenty (20) Business Days thereafter.
(d) The Provider Party may from time to time issue supplemental invoices for expenses not included under clause (b) above, with payment due within twenty (20) Business Days of invoice.
(e) Invoices and adjustment statements are subject to timely dispute in good faith pursuant to Article 9.
Section 10.14 Delivery Letter. Concurrently herewith, Clear Channel and WON are delivering the Delivery Letter (the “Delivery Letter”). The Delivery Letter is a part of this Agreement as if fully set forth herein. All references herein to articles, sections, paragraphs and Sections of the Delivery Letter shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.
[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT
IN WITNESS WHEREOF, the parties have executed this Transition Services Agreement as of the date first set forth above.

CLEAR CHANNEL ACQUISITION LLC

By:	/s/ Dirk Eller

	Name:	Dirk Eller
	Title:	SVP

WESTWOOD ONE, INC.

By:	/s/ Roderick M. Sherwood III

	Name:	Roderick M. Sherwood III
	Title:	President and Chief Financial Officer